UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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The following release was distributed to agency managers of FBL Financial Group, Inc. on May 3, 2021 for their use as needed to guide discussions with their teams regarding the amended transaction agreement.

PLEASE READ FIRST: GUIDELINES FOR USING THIS DOCUMENT

•	Below you will find a set of talking points and FAQ for use, as needed, to guide conversations with your teams related to the announcement that FBL Financial Group and FBPCIC have amended the terms of their transaction agreement.

•	The objective of your conversations is to reinforce that the amended terms do not change the fact that the proposed transaction will not change the way we work, the products we offer, or the way we serve client/members.

•	It is critical that we speak with one voice. Please do not speculate, make assumptions, address rumors, or discuss any details not provided in this document.

•	If you are asked a question that is not covered in this document, please do not speculate or make up an answer. Instead, take note of the question and respond with the following:

“I am not sure how to answer your question, and I don’t want to provide any information that may not be accurate. I am happy to pass your question along and get back to you.”

•	Refer any questions that you are unable to answer to [NAME] at [EMAIL].

MANAGER TALKING POINTS

•	As you’ve likely already seen on Home Field, it was announced that FBL Financial Group and Farm Bureau Property & Casualty Insurance Company (FBPCIC) have amended their merger agreement.

•	FBPCIC has increased their offer price to acquire all of the outstanding shares of FBL Financial Group stock that neither FBPCIC nor the Iowa Farm Bureau Federation already owns from $56.00 to $61.00 per share in cash.

•	Importantly, the amended terms do not change the fact that the proposed transaction will not change the way we work, the products we offer, or the way we serve client/members.

•	As a reminder, the proposed transaction will not change our commitment to protecting the livelihoods and futures of our client/members.

•	This will have no impact on the way our team operates, the products we offer or the way you serve your client/members – FBL remains committed to protecting the livelihoods and futures of our client/members.

•	Our team structure will stay in place and all contracts remain with the same entities.

•	I can also remind you that we don’t have any plans to discontinue or change any of our products or the territories in which we operate as a result of this announcement.

•	Further, FBL remains committed to supporting agents with the tools you need to serve your communities.

•	The transaction is still expected to close in the first half of 2021, subject to shareholder and approval and other closing conditions.

•	The most significant change upon closing of the transaction will be that FBL Financial Group common stock will cease trading on the New York Stock Exchange.

•	As a private company following closing, the broader FBL organization will operate with the same focus on growing and strengthening our relationships with client/members and communities.

•	Thank you for your continued hard work and dedication.

•	If you have any specific questions, I’d be happy to answer them now.

AGENT FAQs

1.	What does the amended transaction mean for agents?
•	As we shared with you when we announced the proposed transaction in January, this will have no impact on the way we work with you, the products we offer or the way you serve your client/members.
•	We will continue to operate our core insurance companies and other subsidiaries as we have been doing and your client/members’ contracts will remain with the same entities.
•	We don’t have any plans to discontinue or change any of our products or the territories in which we operate as a result of this announcement.
•	And importantly, our commitment to supporting our agents with the tools you need to serve your communities with quality financial products and superior service will not change.
•	The most important thing you can do is continue to stay focused on serving your client/members.

2.	What should I tell my client/members?
•	You can assure them that this transaction will have no impact on the products we offer or the way you serve them.
•	You can also tell them that we will continue to operate our core insurance companies and other subsidiaries as we have been doing and their contracts will remain with the same entities.
•	We’ve provided communication guidelines and talking points to all agents to support you in responding to questions about the news.
•	If you’re asked a question you do not know the answer to, please escalate it to your manager.

3.	Who should I go to with additional questions?
•	Please feel free to reach out to your agency manager with any additional questions.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying  proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; and the impact of the COVID-19 pandemic and any future pandemics and the impact. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this press release speak only as of the date of this press release and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.